Apria Announces Financial Results for First Quarter 2021

Indianapolis, Indiana, May 13, 2021 -- Apria, Inc. (the “Company” or “Apria”) (Nasdaq: APR), a leading provider of integrated home healthcare equipment and related services in the U.S., announced today financial results for the first quarter ended March 31, 2021.

“We delivered strong first quarter 2021 results ahead of our expectations on all three of our key metrics and we built on momentum from 2020 establishing a solid foundation for future growth,” said Dan Starck, CEO of Apria. “The country experienced a significant surge in COVID cases coming out of the holiday season through mid-February, and the team at Apria as well as the industry played a critical role serving as the pressure relief valve for hospitals by getting people home to free up hospital capacity for the most severe cases. As the COVID spike from earlier this year has started to dissipate, we are optimistic about the steadily increasing volumes of people seeking non-COVID-related healthcare services.”

Mr. Starck continued, “We leveraged our national infrastructure to move assets around the country and we continue to manage our cost structure accordingly. Our team continues to execute seamlessly and we couldn’t be more proud of our teammates and the organization as a whole. While we are not past the COVID challenges, I am confident that our team will continue to make the necessary adjustments and investments to ensure we are well positioned to drive future growth.”

First Quarter Financial Highlights

Comparisons are to the three months ended March 31, 2020.

●	Net revenue of $275.3 million, up 2% compared to $269.2 million
●	Net Income of $4.5 million, down 29% from $6.4 million
●	Adjusted EBITDA of $48.3 million, up 15% compared to $42.0 million
●	Adjusted EBITDA less Patient Equipment Capex of $24.7 million, up 41% from $17.6 million

2021 Financial Guidance

For the second quarter of 2021, Apria is currently projecting the following financial results:

●	Net revenue of $277 million to $283 million
●	Adjusted EBITDA of $51 million to $55 million
●	Adjusted EBITDA less Patient Equipment Capex of $28 million to $32 million

For the full year 2021, Apria is increasing guidance and is now projecting the following financial results:

●	Net revenue of $1.12 billion to $1.14 billion; up from $1.11 billion to $1.14 billion
●	Adjusted EBITDA of $207 million to $216 million; up from $203 million to $212 million
●	Adjusted EBITDA less Patient Equipment Capex of $113 million to $120 million; up from $108 to $115 million

Conference Call

Apria will host a conference call to discuss first quarter 2021 results on May 13, 2021 at 5:00 p.m. Eastern Time. The conference call can be accessed by dialing (833) 362-0207 for U.S. participants or (914) 987-7676 for international participants, and referencing conference ID 5247226; or via a live audio webcast that will be available online at apria.com/investor-relations. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Apria

Apria is a leading provider of integrated home healthcare equipment and related services in the United States. The Company offers a comprehensive range of products and services for in-home care and delivery across three core service lines: (1) home respiratory therapy (including home oxygen and non-invasive ventilation (“NIV”) services); (2) obstructive sleep apnea (“OSA”) treatment (including continuous positive airway pressure (“CPAP”) and bi-level positive airway pressure devices, and patient support services); and (3) negative pressure wound therapy (“NPWT”). Additionally, the Company supplies a wide range of home medical equipment and other products and services to help improve the quality of life for patients with home care needs. Our revenues are generated through fee-for-service and capitation arrangements with payors for equipment, supplies, services and other items we rent or sell to patients. Through our offerings, we also provide patients with a variety of clinical and administrative support services and related products and supplies, most of which are prescribed by a physician as part of a care plan. We are focused on being the industry’s highest-quality provider of home healthcare equipment and related services, while maintaining our commitment to being a low-cost operator. The Company serves over 2 million patients annually and offers a compelling value proposition to patients, providers and payors by allowing patients to receive necessary care and services in the comfort of their own home, while, at the same time, reducing the costs of treatment. Learn more at www.apria.com.

This press release includes certain historical consolidated financial and other data for Apria Healthcare Group LLC (formerly known as Apria Healthcare Group Inc.) (“Apria Healthcare Group”) and its subsidiaries. In connection with our initial public offering (“IPO” or “offering”), we undertook certain reorganization transactions as of February 10, 2021 so that Apria, Inc. directly or indirectly owns all of the equity interests in Apria Healthcare Group and is the holding company of our business. The merger was accounted for as a reorganization of entities under common control. As a result, the consolidated financial statements of the Company recognize the assets and liabilities received in the merger at their historical carrying amounts as reflected in the historical consolidated financial statements of Apria Healthcare Group, the accounting predecessor.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding our expectations regarding the impact of the COVID-19 public health emergency, the future performance and financial results of our business and other non-historical statements. Forward-looking statements include all statements that do not relate solely to historical or current facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks related to the COVID-19 public health emergency, the profitability of our capitation arrangements, renegotiation or termination of our contracts, reimbursements by payors, our reliance on relatively few vendors, competition in the home healthcare industry, the inherent risk of liability in the provision of healthcare services, and reductions in Medicare and Medicaid and commercial payor reimbursement rates. Additional factors that could cause our actual outcomes or results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors" section of the Company’s Annual Report on Form 10-K for the period ended December 31, 2020, and in its other filings with the Securities and Exchange Commission (“SEC”). Additional information will also be set forth in Apria’s Quarterly Report on Form 10-Q for the period ended March 31, 2021, which is expected to be filed on or about the date of this press release. These reports are or will be accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in the Company’s filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Use of Non-GAAP Financial Information and Financial Guidance

This press release contains certain financial measures that are not recognized under generally accepted accounting principles in the United States (“GAAP”). The Company uses EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex, which are financial measures that are not prepared in accordance with GAAP, to analyze its financial results and believes that they are useful to investors, as a supplement to GAAP measures.

EBITDA is a non-GAAP measure that represents net income for the period before the impact of interest income, interest expense, income taxes, and depreciation and amortization. EBITDA is widely used by securities analysts, investors and other interested parties to evaluate the profitability of companies. EBITDA eliminates potential differences in performance caused by variations in capital structures, tax positions, the cost and age of tangible assets and the extent to which intangible assets are identifiable. Adjusted EBITDA is a non-GAAP measure that represents EBITDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses. The Company uses Adjusted EBITDA as a key profitability measure to assess the performance of our business. We believe that Adjusted EBITDA should, therefore, be made available to securities analysts, investors and other interested parties to assist in their assessment of the performance of our business. Adjusted EBITDA less Patient Equipment Capex is a non-GAAP measure that represents Adjusted EBITDA less purchases of patient equipment net of dispositions (“Patient Equipment Capex”). For purposes of this metric, Patient Equipment Capex is measured as the value of the patient equipment received less the net book value of dispositions of patient equipment during the accounting period. This metric is useful in evaluating the financial performance of the Company as the business requires significant capital expenditures to maintain its patient equipment fleet due to asset replacement and contractual commitments. The Company believes that Adjusted EBITDA less Patient Equipment Capex should, therefore, be made available to securities analysts, investors, and other interested parties to assist in their assessment of the performance of our business.

Reconciliations of historical EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex to our net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, are included in the tables attached to this press release. EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex should not be considered alternatives to net income or any other measure of financial performance calculated and presented in accordance with GAAP. EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex may not be comparable to similarly titled measures of other organizations because other organizations may not calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex in the same manner as the Company calculates these measures.

The Company’s uses of EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•

although depreciation and amortization are noncash charges, the assets being depreciated and amortized may have to be replaced in the future. EBITDA and Adjusted EBITDA do not reflect capital expenditure requirements for such replacements or other contractual commitments;

•	EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex do not reflect changes in, or cash requirements for, our working capital needs;
•

EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness; and

•

other companies, including companies in our industry, may calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex measures differently, which reduces their usefulness as a comparative measure.

EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex exclude items that can have a significant effect on profit or loss and should, therefore, be used in conjunction with, not as substitutes for, profit or loss for the period. The Company compensates for these limitations by separately monitoring net income for the period.

There is no reliable or reasonably estimable comparable GAAP measure for the Company’s non-GAAP financial guidance because the Company is not able to reliably predict the impact of certain items, including equity-based compensation expense, transaction costs, and other non-recurring (income) expense for the second quarter in 2021 and the full year 2021. As a result, reconciliation of these forward-looking non-GAAP measures to the most directly comparable GAAP measure is not available without unreasonable effort. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results.

In addition, the Company’s non-GAAP financial guidance in this release excludes the impact of any potential additional future strategic acquisitions and any specified items that have not yet been identified and quantified. The guidance also excludes macro-economic effects due to the COVID-19 pandemic that are not yet quantifiable. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release and in the Company’s filings with the SEC.

APRIA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	March 31,	December 31,
	2021	2020
ASSETS	(unaudited)
CURRENT ASSETS
Cash and cash equivalents	$170,829	$195,197
Accounts receivable	78,762	74,774
Inventories	6,194	6,680
Prepaid expenses and other current assets	31,441	24,003
TOTAL CURRENT ASSETS	287,226	300,654
PATIENT EQUIPMENT, less accumulated depreciation of $358,879 and $356,888 as of March 31, 2021 and December 31, 2020, respectively	221,777	223,972
PROPERTY, EQUIPMENT AND IMPROVEMENTS, NET	24,880	25,419
INTANGIBLE ASSETS, NET	61,353	61,497
OPERATING LEASE RIGHT-OF-USE ASSETS	56,579	57,869
DEFERRED INCOME TAXES, NET	13,409	18,258
OTHER ASSETS	19,191	17,315
TOTAL ASSETS	$684,415	$704,984

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$103,580	$116,886
Accrued payroll and related taxes and benefits	44,088	55,628
Other accrued liabilities	37,768	33,513
Deferred revenue	25,401	25,821
Current portion of operating lease liabilities	23,341	23,977
Current portion of long-term debt	20,833	20,833
TOTAL CURRENT LIABILITIES	255,011	276,658
LONG-TERM DEBT, less current portion	371,426	376,389
OPERATING LEASE LIABILITIES, less current portion	34,660	35,358
OTHER NONCURRENT LIABILITIES	42,287	42,924
TOTAL LIABILITIES	703,384	731,329
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIT
Preferred stock, $0.01 par value: 100,000,000 authorized; no shares issued as of March 31, 2021 and February 10, 2021
Common stock, $0.01 par value: 1,000,000,000 authorized; 35,210,915 shares issued and outstanding as of March 31, 2021 and February 10, 2021	352	—
Additional paid-in capital	956,567	954,087
Accumulated deficit	(975,888)	(980,432)
TOTAL STOCKHOLDERS’ DEFICIT	(18,969)	(26,345)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$684,415	$704,984

APRIA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Net revenues:
Fee-for-service arrangements	$218,354	$213,362
Capitation	56,920	55,864
TOTAL NET REVENUES	275,274	269,226
Costs and expenses:
Cost of net revenues:
Product and supply costs	53,315	49,064
Patient equipment depreciation	25,726	25,081
Home respiratory therapists costs	4,058	5,082
Other	3,819	5,127
TOTAL COST OF NET REVENUES	86,918	84,354
Selling, distribution and administrative	177,288	174,643
TOTAL COSTS AND EXPENSES	264,206	258,997
OPERATING INCOME	11,068	10,229
Interest expense	3,016	1,687
Interest income	(55)	(291)
INCOME BEFORE INCOME TAXES	8,107	8,833
Income tax expense	3,563	2,394
NET INCOME	$4,544	$6,439

	February 10, 2021
	through
	March 31, 2021
Basic and diluted earnings per share: (1)
Net income attributable to common stockholders	$3,005
Weighted average common shares outstanding:
Basic	35,210,915
Diluted	37,732,994
Net income per common share:
Basic	$0.09
Diluted	$0.08

(1)	Prior to our IPO, our business was conducted through Apria Healthcare Group which did not have a common capital structure with Apria, Inc. As such, we computed EPS for the period the Company’s common stock was outstanding during 2021, referred to as the Post-IPO period. We have defined the Post-IPO period as February 10, 2021, the effective date of the pre-IPO reorganization, through March 31, 2021.

APRIA, INC.

NET REVENUES FOR EACH CORE SERVICE LINE (unaudited)

	Three Months Ended March 31,
(in thousands)	2021	2020
Home respiratory therapy	$114,323	$109,751
OSA treatment	114,185	109,335
NPWT	10,111	10,159
Other equipment and services	36,655	39,981
Net revenues	$275,274	$269,226

APRIA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended
	March 31,
(in thousands)	2021	2020
Net cash provided by operating activities	$15,049	$5,504
Net cash used in investing activities	(31,366)	(20,312)
Net cash used in financing activities	(8,051)	(7,563)
Net decrease in cash and cash equivalents	(24,368)	(22,371)
Cash and cash equivalents at beginning of period	195,197	74,691
Cash and cash equivalents at end of period	$170,829	$52,320

Non-GAAP Financial Information

This press release presents Apria’s EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex for the three months ended March 31, 2021 and 2020.

EBITDA is a non-GAAP measure that represents net income for the period before the impact of interest income, interest expense, income taxes, and depreciation and amortization.

Adjusted EBITDA is a non-GAAP measure that represents EBITDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses.

Adjusted EBITDA less Patient Equipment Capex is a non-GAAP measure that represents Adjusted EBITDA less purchases of patient equipment net of dispositions (“Patient Equipment Capex”). For purposes of this metric, Patient Equipment Capex is measured as the value of the patient equipment received less the net book value of dispositions of patient equipment during the accounting period.

Below, we have provided a reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex to our net income, the most directly comparable financial measure calculated and presented in accordance with GAAP. EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex should not be considered alternatives to net income or any other measure of financial performance calculated and presented in accordance with GAAP. Our EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex may not be comparable to similarly titled measures of other organizations because other organizations may not calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex in the same manner as we calculate these measures.

The following table reconciles net income, the most directly comparable GAAP measure, to EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex:

	Three Months Ended March 31,
(in thousands)	2021	2020
Net income	$4,544	$6,439
Interest expense, net	2,961	1,396
Income tax expense	3,563	2,394
Depreciation and amortization	29,613	28,647
EBITDA	$40,681	$38,876
Strategic transformation initiatives:
Simplify(a)	$—	$50
Financial system(b)	359	516
Other initiatives(c)	—	33
Stock-based compensation one-time award at IPO(d)	1,949	—
Stock-based compensation(e)	769	574
Legal settlements(f)	1,750	2,000
Offering costs(g)	2,767	—
Adjusted EBITDA	$48,275	$42,049
Patient Equipment Capex	(23,532)	(24,469)
Adjusted EBITDA less Patient Equipment Capex	$24,743	$17,580

(a)	Simplify represents one-time advisory fees and implementation costs associated with a key 2019 business transformation initiative focused on shifting to a patient-centric platform and optimizing end-to-end customer service.
(b)	Costs associated with the implementation of a new financial system.

(c)	Other initiatives include one-time costs associated with customer service initiatives.
(d)	The offering resulted in a one-time restricted stock unit (“RSU”) grant to the Company’s Chief Financial Officer (“CFO”). The RSUs vest in tranches and are classified as liability awards since each tranche of RSUs can be settled in either cash or shares of our common stock at the CFO’s election. The first tranche of RSUs vested upon completion of the IPO and was settled in cash. Compensation expense for the remaining tranches is recognized over the requisite service period subject to continued employment and adjusted each reporting period for changes in the fair value pro-rated for the portion of the requisite service period rendered until settlement.
(e)	Stock-based compensation has historically been granted to certain of our employees in the form of profit interest units of our parent and stock appreciation rights. For time-based vesting awards, we recognize a non-cash compensation expense based on the fair value of the awards determined at the date of grant over the requisite service period. Stock compensation also includes expense related to the Company’s long-term incentive plan which will be settled in stock.
(f)	In 2021, the amount represents the final settlement amount of a claim brought under the Private Attorneys General Act of California. In 2020, the amount represents the increase in the settlement amount in relation to a series of civil investigative demands from the United States Attorney’s Office for the Southern District of New York.
(g)	Offering costs represent one-time costs relating to preparation for our IPO. As the Company did not receive any proceeds from the offering, these costs were expensed as incurred in selling, distribution and administrative expenses in the unaudited condensed consolidated statements of income.

Investor Contacts

ApriaIR@westwicke.com

Media Contacts

ApriaPR@westwicke.com